Exhibit 99.j(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Consolidated financial highlights” in the Prospectus and “Disclosure of portfolio holdings” and “Independent registered public accounting firm and counsel” in the Statement of Additional Information, each dated May 1, 2025, and each included in this Post-Effective Amendment No. 62 to the Registration Statement (Form N-1A, File No. 33-58125) of Credit Suisse Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 14, 2025, with respect to the consolidated financial statements and consolidated financial highlights of Commodity Return Strategy Portfolio (one of the funds constituting Credit Suisse Trust), included in the Certified Shareholder Report of Registered Management Investment Companies (Form N-CSR) for the year ended December 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

April 16, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N1-A of Credit Suisse Trust of our report dated February 15, 2024 relating to the financial statements and financial highlights of the Commodity Return Strategy Portfolio for the years ended December 31, 2023, which appear in such Registration Statement. We also consent to the references to us under the heading, “Independent registered public accounting firm and counsel” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 16, 2025